Exhibit 17.1

Guarantors and Issuers of Guaranteed Securities

Each of the following securities issued by Rio Tinto Finance (USA) Limited, a wholly owned subsidiary of Rio Tinto Limited, is unconditionally and fully guaranteed, jointly and severally, by Rio Tinto plc and Rio Tinto Limited:

$750M	7.125% Guaranteed Notes due 2028;
$350M	5.200% Guaranteed Notes due 2040;
$300M	5.200% Guaranteed Notes due 2040;
$500M	5.200% Guaranteed Notes due 2040;
$1,250B	2.750% Guaranteed Notes due 2051.

Each of the following securities issued by Rio Tinto Finance (USA) plc, a wholly owned subsidiary of Rio Tinto plc, is unconditionally and fully guaranteed, jointly and severally, by Rio Tinto plc and Rio Tinto Limited:

$500M	4.375% Guaranteed Notes due 2027;
$750M	4.500% Guaranteed Notes due 2028;
$1,750B	4.875% Guaranteed Notes due 2030;
$1,250B	5.000% Guaranteed Notes due 2032;
$650M	5.000% Guaranteed Notes due 2033;
$1,750B	5.250% Guaranteed Notes due 2035;
$750M	4.125% Guaranteed Notes due 2042;
$500M	4.750% Guaranteed Notes due 2042;
$1,100B	5.125% Guaranteed Notes due 2053;
$1,750B	5.750% Guaranteed Notes due 2055;
$750M	5.875% Guaranteed Notes due 2065;
$500M	Floating Rate Notes due 2028.